UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       July 30, 2003
                                                --------------------------------

Commission File Number:    000-17962


                         Applebee's International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                      43-1461763
  ----------------------------              ------------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

          4551 W. 107th Street, Suite 100, Overland Park, Kansas 66207
 -------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (913) 967-4000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 12.         Results of Operations and Financial Condition

      On July 30, 2003, Applebee's International, Inc. (the "Company") issued a press release entitled "Applebee's International Reports Second Quarter Diluted Earnings Per Share of 45 Cents Excluding Chevys Charge; Reported Earnings Per Share of $0.35." The release has been provided below.


                                                           FOR IMMEDIATE RELEASE


Contact:  Carol DiRaimo,
          Executive Director of Investor Relations
          (913) 967-4109

                 Applebee's International Reports Second Quarter
          Diluted Earnings Per Share of $0.45 Excluding Chevys Charge;
                      Reported Earnings Per Share of $0.35

Overland Park, Kan., July 30, 2003 -- Applebee's International, Inc. (Nasdaq:APPB) today reported record net earnings of $25.8 million, or $0.45 per diluted share, for the second quarter ended June 29, 2003, excluding a $5.6 million after-tax or $0.10 per share charge resulting from fully reserving a note receivable relating to the sale of the Rio Bravo concept to Chevys Holdings, Inc. ("Chevys") in 1999. Excluding this charge, diluted earnings per share increased 21 percent as compared to $0.37 per share for the second quarter of 2002. Including this charge, net earnings were $20.2 million, or $0.35 per diluted share, for the second quarter of 2003.

The company has recorded a charge of $8.8 million ($5.6 million after-tax or $0.10 per share) for the quarter ended June 29, 2003 to reflect the impairment of a note receivable that was issued in conjunction with the sale of the Rio Bravo concept to Chevys in 1999. In June 2003, Chevys announced the sale of the majority of its restaurants. Subsequent to the announcement, the company received Chevys' audited financial statements for the fiscal year ended December 31, 2002. Based upon this information, the company believes that the note is impaired, and has fully reserved the principal and accrued interest receivable as of June 29, 2003.

System-wide comparable sales for the second quarter of 2003 increased 3.6 percent, the 20th consecutive quarter of comparable sales growth. Company and franchise restaurant comparable sales increased 5.1 percent and 3.2 percent, respectively, for the quarter. System-wide comparable sales for the year-to-date period through June increased 3.5 percent, with company and franchise restaurant comparable sales up 4.9 percent and 3.0 percent, respectively.


                                    - more -

July 30, 2003
Page 2


The company also reported comparable sales for the June fiscal period, comprised of the five weeks ended June 29, 2003. Comparable sales for company restaurants increased 7.1 percent, including the 21 franchise restaurants in Washington, D.C. acquired in November 2002 as well as the 11 franchise restaurants adjacent to the St. Louis market that were acquired in March 2003. Excluding the acquired restaurants, comparable sales for company restaurants also increased 7.1 percent, reflecting an increase in guest traffic of approximately 4.0 percent, combined with a higher average check. System-wide comparable sales increased 5.1 percent for the June period, and comparable sales for franchise restaurants increased 4.4 percent.

In addition, the company reported comparable sales for the July fiscal period, comprised of the four weeks ended July 27, 2003. Comparable sales for company restaurants increased 5.5 percent, including the 32 franchise restaurants acquired in November and March. Excluding the acquired restaurants, comparable sales for company restaurants increased 5.9 percent, reflecting an increase in guest traffic of approximately 2.0 percent, combined with a higher average check. System-wide comparable sales increased 3.9 percent for the July period, and comparable sales for franchise restaurants increased 3.3 percent. Comparable sales for company restaurants for the year-to-date period through July have increased 4.9 percent, with system-wide and franchise comparable sales up 3.5 percent and 3.1 percent, respectively.

Lloyd L. Hill, chairman and chief executive officer, said, "The solid execution of our strategies continues to produce outstanding results. Comparable sales growth exceeded our own expectations, accelerating during the second quarter. Excluding the charge related to the Chevys' note, earnings per share grew by 21 percent and return on equity exceeded 24 percent for the quarter, both of which significantly surpassed our long-term targets."

Hill continued, "We continued to improve our food with the successful system-wide introduction of a new menu at the end of April. In addition, we began the implementation of our "Carside To Go(TM)" program in company restaurants during the quarter, and are on target to complete this rollout in all company restaurants by Thanksgiving. This approach to our To Go initiative was reviewed with our franchisees last week, and they will continue implementation throughout the remainder of this year and into 2004. We have also completed the installation of our kitchen display system ("KDS") in all company restaurants, and are now commencing the rollout of this technology to our franchisees."

Hill concluded, "We are excited about last week's announcement of our agreement to partner with Weight Watchers in the development of menu items that will give our guests great tasting, healthy choices when they dine with us. This is a strategic example of how we plan to continue to drive consistent, sustainable results through our 1,500-plus Applebee's restaurants in the future."


                                    - more -

July 30, 2003
Page 3


Other results for the second quarter and year-to-date periods ended June 29, 2003 included:

      o Net earnings for the 26-week period ended June 29, 2003 were $50.4 million, or $0.89 per diluted share, excluding the Chevys charge. This compares to net earnings in the same period of 2002 of $41.7 million, or $0.73 per diluted share. This represents a 22 percent increase in diluted earnings per share.

      o System-wide sales for the Applebee's concept were a record $904.2 million for the second quarter, an increase of 11 percent over the prior year. System-wide sales for the 26-week period ended June 29, 2003 were $1.8 billion, also up 11 percent.

      o Applebee's ended the quarter with 1,528 restaurants system-wide (373 company and 1,155 franchise restaurants). During the second quarter of 2003, there were 17 new Applebee's restaurants opened system-wide, including 4 company and 13 franchised restaurants.

      o Year-to-date, the company has repurchased 545,000 shares of common stock at an average price of $24.37 for an aggregate cost of $13.3 million. As of June 29, 2003, $56.2 million remains available under the company's ongoing stock repurchase authorization.

      o As of June 29, 2003, the company had total debt outstanding of $35 million, with $109 million available under its revolving credit facility.


BUSINESS OUTLOOK

The company updated its guidance for the remainder of fiscal year 2003:

      o The company continues to expect approximately 100 new restaurants to open in 2003, including 25 company restaurants and 70 to 80 franchise restaurants.

      o System-wide comparable sales are expected to increase by at least 3 percent for the full year, although monthly sales results may be more volatile given the geopolitical environment, current economy, calendar shifts, prior year comparisons, or other unusual events.


                                    - more -

July 30, 2003
Page 4


      o Overall restaurant margins before pre-opening expense are expected to increase for the full year as a result of higher sales volumes in company restaurants and the impact of recent franchise acquisitions.

      o General and administrative expenses, as a percentage of operating revenues, are now expected to be in the low to mid-9 percent range, reflecting leverage from franchise acquisitions and higher sales volumes in company restaurants.

      o     The effective  income tax rate is currently  expected to continue at
            36.0 percent for the remainder of 2003.

      o Excluding the cost of franchise acquisitions, capital expenditures are now expected to be between $70 and $80 million in 2003, reflecting an increase in current year spending relating to fiscal year 2004 openings.

      o     On  July  20,  2003,  the  company   completed  the  sale  of  eight
            restaurants in the Atlanta, Georgia market to a franchisee for $8,000,000. No significant gain or loss on the sale is anticipated.

Based on the foregoing assumptions and its performance through the first half of the year, the company has raised its guidance for fiscal year 2003 diluted earnings per share to a range of $1.70 to $1.72, excluding the $0.10 charge relating to the Chevys' note and the impact of any additional franchise acquisitions or stock repurchase activity.

A conference call to review the second quarter 2003 results and the current business outlook will be held on Thursday morning, July 31, 2003, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). The conference call will be broadcast live over the Internet and a replay will be available shortly after the call on the Investor Relations section of the company's website (www.applebees.com).

Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee's Neighborhood Grill & Bar brand, the largest casual dining concept in the world. As of July 27, 2003, there were 1,530 Applebee's restaurants operating system-wide in 49 states and nine international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).


                                    - more -

July 30, 2003
Page 5


Certain statements contained in this release, including those in the Business Outlook section, are forward looking and based on current expectations. There are several risks and uncertainties that could cause actual results to differ materially from those described, including but not limited to the ability of the company and its franchisees to open and operate additional restaurants profitably, the ability of its franchisees to obtain financing, the continued growth of its franchisees, and its ability to attract and retain qualified franchisees, the impact of intense competition in the casual dining segment of the restaurant industry, and its ability to control restaurant operating costs which are impacted by market changes, minimum wage and other employment laws, food costs and inflation. For additional discussion of the principal factors that could cause actual results to be materially different, the reader is referred to the company's current report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2003. The company disclaims any obligation to update these forward-looking statements.

                                                       # # #



                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (Unaudited)
                    (in thousands, except per share amounts)

                                                             13 Weeks Ended                 26 Weeks Ended
                                                       ---------------------------    ---------------------------
                                                        June 29,        June 30,       June 29,        June 30,
                                                          2003            2002           2003            2002
                                                       -----------     -----------    ------------    -----------
Revenues:
     Company restaurant sales....................       $220,107        $178,893       $428,517        $353,866
     Franchise royalties and fees................         27,331          25,484         54,494          50,324
     Other franchise income (a)..................          3,268             463          5,909             597
                                                       -----------     -----------    ------------    -----------
        Total operating revenues.................        250,706         204,840        488,920         404,787
                                                       -----------     -----------    ------------    -----------
Cost of company restaurant sales:
     Food and beverage...........................         57,040          47,073        111,886          94,480
     Labor.......................................         71,804          58,881        140,168         116,338
     Direct and occupancy........................         54,386          44,291        104,947          87,163
     Pre-opening expense.........................            334             305            555             640
                                                       -----------     -----------    ------------    -----------
        Total cost of company restaurant sales...        183,564         150,550        357,556         298,621
                                                       -----------     -----------    ------------    -----------
Cost of other franchise income (a)...............          3,173              93          5,673             153
General and administrative expenses (a)..........         22,887          19,923         45,507          39,243
Amortization of intangible assets................             92              52            191             190
Loss on disposition of restaurants and equipment.            731             727          1,198           1,021
                                                       -----------     -----------    ------------    -----------
Operating earnings...............................         40,259          33,495         78,795          65,559
                                                       -----------     -----------    ------------    -----------
Other income (expense):
     Investment income...........................            485             381            821             778
     Interest expense............................           (518)           (555)        (1,039)         (1,188)
     Impairment of Chevys note receivable........         (8,803)             --         (8,803)             --
     Other income................................              1             482            206             583
                                                       -----------     -----------    ------------    -----------
        Total other income (expense).............         (8,835)            308         (8,815)            173
                                                       -----------     -----------    ------------    -----------
Earnings before income taxes.....................         31,424          33,803         69,980          65,732
Income taxes.....................................         11,239          12,338         25,193          23,992
                                                       -----------     -----------    ------------    -----------
Net earnings.....................................       $ 20,185        $ 21,465       $ 44,787        $ 41,740
                                                       ===========     ===========    ============    ===========

Basic net earnings per common share (b)..........       $   0.36        $   0.38       $   0.81        $   0.75
                                                       ===========     ===========    ============    ===========
Diluted net earnings per common share (b)........       $   0.35        $   0.37       $   0.79        $   0.73
                                                       ===========     ===========    ============    ===========

Basic weighted average shares outstanding (b)....         55,435          55,872         55,354          55,874
                                                       ===========     ===========    ============    ===========
Diluted weighted average shares outstanding (b)..         57,032          57,374         56,869          57,352
                                                       ===========     ===========    ============    ===========


(a) Other franchise income and cost of other franchise income consist primarily of revenues and expenses relating to the company's wholly-owned captive insurance subsidiary. Certain amounts previously included in general and administrative expenses have been reclassified to conform to the 2003 presentation.

(b) All earnings per share and weighted average share information reflect a three-for-two stock split effective at the close of business on June 11, 2002.


                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
             RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
                                   (Unaudited)
                    (in thousands, except per share amounts)

In addition to the results provided in accordance with Generally Accepted Accounting Principles ("GAAP") throughout this document, the company has provided non-GAAP measurements which present operating results on a basis before an impairment charge resulting from fully reserving a note receivable from Chevys Holdings, Inc. ("Chevys") relating to the sale of the Rio Bravo concept in 1999. The company is using earnings before this charge as a key performance measure of results of operations for purposes of evaluating performance internally. This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the company believes that the presentation of earnings before the charge provides additional information to investors to facilitate the comparison of past and present operations, excluding an item that the company does not believe is indicative of our ongoing operations.


                                                              13 Weeks Ended                 26 Weeks Ended
                                                        ---------------------------     --------------------------
                                                         June 29,        June 30,       June 29,        June 30,
                                                           2003            2002           2003            2002
                                                        ------------    -----------    ------------    ------------
Detail of charge:
  Impairment of Chevys note receivable...........        $ (8,803)           --         $ (8,803)           --
  Income taxes...................................           3,169            --            3,169            --
                                                        ------------    -----------    ------------    ------------
     Impairment, net of tax......................        $ (5,634)           --         $ (5,634)           --
                                                        ============    ===========    ============    ============

Diluted weighted average shares outstanding......          57,032          57,374         56,869          57,352
                                                        ============    ===========    ============    ============

Diluted earnings per share impact of charge......        $  (0.10)           --         $  (0.10)           --
                                                        ============    ===========    ============    ============

Reconciliation of earnings before charge to net earnings:
  Earnings before charge.........................        $ 25,819        $ 21,465       $ 50,421        $ 41,740
  Impairment, net of tax.........................          (5,634)           --           (5,634)           --
                                                        ------------    -----------    ------------    ------------
     Net earnings................................        $ 20,185        $ 21,465       $ 44,787        $ 41,740
                                                        ============    ===========    ============    ============

Reconciliation of earnings per share before charge to reported earnings per share:
     Diluted earnings per share before charge....        $   0.45        $   0.37       $   0.89        $   0.73
     Diluted earnings per share impact of charge.           (0.10)             --          (0.10)            --
                                                        ------------    -----------    ------------    ------------
       Reported diluted earnings per share.......        $   0.35        $   0.37       $   0.79        $   0.73
                                                        ============    ===========    ============    ============



The following table sets forth, for the periods indicated, information derived from the Company's consolidated statements of earnings expressed as a percentage of total operating revenues, except where otherwise noted. Percentages may not add due to rounding.


                                                                      13 Weeks Ended             26 Weeks Ended
                                                                ------------------------------------------------------
                                                                 June 29,      June 30,       June 29,      June 30,
                                                                   2003          2002           2003          2002
                                                                ------------  ------------  -------------  ------------
Revenues:
     Company restaurant sales................................       87.8%         87.3%         87.7%          87.4%
     Franchise royalties and fees............................       10.9          12.4          11.1           12.4
     Other franchise income..................................        1.3           0.2           1.2            0.1
                                                                ------------  ------------  -------------  ------------
        Total operating revenues.............................      100.0%        100.0%        100.0%         100.0%
                                                                ============  ============  =============  ============
Cost of sales (as a percentage of company restaurant sales):
     Food and beverage.......................................       25.9%         26.3%         26.1%          26.7%
     Labor...................................................       32.6          32.9          32.7           32.9
     Direct and occupancy....................................       24.7          24.8          24.5           24.6
     Pre-opening expense.....................................        0.2           0.2           0.1            0.2
                                                                ------------  ------------  -------------  ------------
        Total cost of sales..................................       83.4%         84.2%         83.4%          84.4%
                                                                ============  ============  =============  ============

Cost of other franchise income (as a percentage
     of other franchise income)..............................       97.1%         20.1%         96.0%          25.6%
General and administrative expenses..........................        9.1           9.7           9.3            9.7
Amortization of intangible assets............................        --            --            --             --
Loss on disposition of restaurants and equipment.............        0.3           0.4           0.2            0.3
                                                                ------------  ------------  -------------  ------------
Operating earnings...........................................       16.1          16.4          16.1           16.2
                                                                ------------  ------------  -------------  ------------
Other income (expense):
     Investment income.......................................        0.2           0.2           0.2            0.2
     Interest expense........................................       (0.2)         (0.3)         (0.2)          (0.3)
     Impairment of Chevys note receivable....................       (3.5)          --           (1.8)           --
     Other income............................................        --            0.2           --             0.1
                                                                ------------  ------------  -------------  ------------
        Total other income (expense).........................       (3.5)          0.2          (1.8)           --
                                                                ------------  ------------  -------------  ------------
Earnings before income taxes.................................       12.5          16.5          14.3           16.2
Income taxes.................................................        4.5           6.0           5.2            5.9
                                                                ------------  ------------ -------------  ------------
Net earnings.................................................        8.1%         10.5%          9.2%          10.3%
                                                                ============  ============ =============  ============




                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                      (in thousands, except share amounts)

                                                                                            June 29,           December 29,
                                                                                              2003                 2002
                                                                                         ----------------     ---------------
                                       ASSETS
Current assets:
     Cash and cash equivalents........................................................   $       4,535        $      15,169
     Short-term investments, at market value (amortized cost of $478 in 2002).........              26                  503
     Receivables (less allowance for bad debts of $3,955 in 2003 and $4,089 in 2002)..          31,824               26,092
     Receivables related to captive insurance subsidiary..............................           6,162                1,803
     Inventories......................................................................          19,717               11,504
     Prepaid income taxes.............................................................           3,122                5,002
     Prepaid and other current assets.................................................           8,976                9,506
                                                                                         ----------------     ---------------
         Total current assets.........................................................          74,362               69,579
Property and equipment, net...........................................................         397,923              383,002
Goodwill..............................................................................         105,326               88,715
Franchise interest and rights, net....................................................           1,302                1,468
Other assets, net.....................................................................          18,973               23,350
                                                                                         ----------------     ---------------
                                                                                         $     597,886        $     566,114
                                                                                         ================     ===============

                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Current portion of long-term debt................................................   $         501        $         377
     Accounts payable.................................................................          30,026               27,479
     Accrued expenses and other current liabilities...................................          74,563               82,204
     Loss reserve and unearned premiums related to captive insurance subsidiary.......          10,013                1,803
     Accrued dividends................................................................            --                  3,323
                                                                                         ----------------     ---------------
         Total current liabilities....................................................         115,103              115,186
                                                                                         ----------------     ---------------
Non-current liabilities:
     Long-term debt - less current portion............................................         34,751               52,186
     Other non-current liabilities....................................................          8,380                6,161
                                                                                         ----------------     ---------------
         Total non-current liabilities................................................          43,131               58,347
                                                                                      ----------------     ---------------
         Total liabilities............................................................         158,234              173,533
                                                                                      ----------------     ---------------
Stockholders' equity:
     Preferred stock - par value $0.01 per share:  authorized - 1,000,000 shares;
       no shares issued...............................................................            --                  --
     Common stock - par value $0.01 per share:  authorized - 125,000,000 shares;
       issued - 72,336,788 shares.....................................................            723                  723
     Additional paid-in capital.......................................................         194,628              187,523
     Retained earnings................................................................         479,408              434,621
     Accumulated other comprehensive income, net of income taxes......................            --                     16
                                                                                         ----------------     ---------------
                                                                                               674,759              622,883
     Treasury stock - 16,579,329 shares in 2003 and 16,948,371 shares in 2002, at
       cost...........................................................................        (235,107)            (230,302)
                                                                                         ----------------     ---------------
         Total stockholders' equity...................................................         439,652              392,581
                                                                                         ----------------     ---------------
                                                                                         $     597,886        $     566,114
                                                                                         ================     ===============


                                                       # # #






                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              APPLEBEE'S INTERNATIONAL, INC.
                                              (Registrant)


Date:    July 30, 2003                      By: /s/  Steven K. Lumpkin
         ---------------------                 ------------------------
                                               Steven K. Lumpkin
                                               Executive Vice President and
                                               Chief Financial Officer



                                       9